EXHIBIT 5.1
[JONES DAY LETTERHEAD]
January 10, 2008
PMFG, Inc.
14651 North Dallas Parkway
Suite 500
Dallas, TX 75254
Re: Registration Statement on Form S-4 Filed by PMFG, Inc.
     Ladies and Gentlemen:
     We have acted as counsel to PMFG, Inc., a Delaware corporation (“PMFG”), in connection with a reorganization transaction in which PMFG will offer an aggregate of up to 13,203,580 shares (the “Shares”) of common stock, par value $0.01 per share, of PMFG (and the accompanying stock purchase rights (the “Rights” and, together with the Shares, the “Securities”)) to the current shareholders of Peerless Mfg. Co., a Texas corporation (“Peerless”), as contemplated by the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). Pursuant to the Agreement and Plan of Merger, dated as of January 10, 2008 (the “Merger Agreement”), among PMFG, Peerless and PMFG Merger Sub, Inc., a Texas corporation (“Merger Sub”), among other things, (i) Merger Sub will merge with and into Peerless (the “Merger”), with Peerless becoming a direct wholly owned subsidiary of PMFG, and (ii) the outstanding shares of Peerless common stock will be converted into the Shares.
     In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:
     1.     When issued in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.
     2.     When issued in accordance with the terms of the Rights Agreement, in the form set forth as Exhibit 4.1 to the Registration Statement (as it may be amended from time to time, the “Rights Agreement”), to be entered into between PMFG and Mellon Investor Services LLC, as rights agent (the “Rights Agent”), the Rights will be validly issued.
     In rendering the foregoing opinion, we have assumed that (i) the resolutions authorizing PMFG to issue, offer and sell the Securities will be in full force and effect at any times when any Securities are issued, offered or sold by PMFG, and PMFG will take no action inconsistent with

PMFG, Inc.
January 10, 2008

such resolutions, (ii) all conditions to the respective obligation of Peerless and Merger Sub to effect the Merger set forth in the Merger Agreement will have been satisfied or waived in accordance with the terms of the Merger Agreement, (iii) the Amended and Restated Certificate of Incorporation of PMFG, in the form set forth as Exhibit A to the Merger Agreement, will have been filed with the Secretary of the State of the State of Delaware prior to the issuance of the Shares and (iv) the Rights Agreement will have been authorized, executed and delivered by PMFG and the Rights Agent.
     The opinion set forth in paragraph 2 above is limited to the corporate authorization and valid issuance of the Rights under the corporation laws of the State of Delaware. We do not express any opinion herein with respect to any other aspect of the Rights, the effect of equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights or the enforceability or any particular provisions of the Rights Agreement. In rendering the opinion set forth in paragraph 2 above, we have assumed that the Board of Directors of PMFG has acted and will act in the good faith exercise of its business judgment with respect to the authorization of the issuance of the Rights and the execution of the Rights Agreement.
     The opinions expressed herein are limited to (i) the laws of the State of Texas and (ii) the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, filed by PMFG to effect the registration of the Securities under the Securities Act of 1933 (the “Securities Act”), and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,

/s/ JONES DAY

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